Exhibit 10(d)
AMENDMENT NUMBER ONE
TO THE
HARRIS CORPORATION
2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 2005 Supplemental Executive Retirement Plan (the “Plan”);
     WHEREAS, pursuant to Section 8.1 of the Plan, the Employee Benefits Committee of the Corporation (the “Committee”) has the authority to adopt non-material amendments to the Plan;
     WHEREAS, the Committee desires to amend the Plan to provide that eligible employees may elect to enroll in the Plan solely during annual enrollment periods; and
     WHEREAS, the Committee has determined the above-described amendment to be non-material.
     NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of January 1, 2010, as follows:
     1. Section 2.16 hereby is deleted in its entirety, and the succeeding sections of Article II hereby are renumbered accordingly.
     2. Section 3.1(a) hereby is amended in its entirety to read as follows:
     (a) General Compensation Deferrals. An employee who participates in the Retirement Plan shall be eligible to have General Compensation Deferrals made under the SERP on his or her behalf for a Plan Year if the employee’s annual rate of compensation, as in effect at the commencement of the election period with respect to General Compensation Deferrals for the Plan Year, is at least equal to the threshold amount for SERP participation in effect at that time as determined by the Committee in its sole discretion (the “Threshold Compensation Rate”). An employee who attains the Threshold Compensation Rate after the commencement of the election period with respect to General Compensation Deferrals for a Plan Year (whether as a result of the employee’s hire by the Corporation or an Affiliate, promotion or any other reason) shall not be eligible to have General Compensation Deferrals made on his or her behalf with respect to such Plan Year.

     3. Section 3.2(b) hereby is amended to delete the second sentence thereof.
     APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 1st day of October, 2009.

/s/ Ronald A. Wyse
Ronald A. Wyse, Chair

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